Exhibit 99.1

                                                         CONTACT: TOM FRANK, CFO
                                                                  (484) 947-2000
FOR IMMEDIATE RELEASE

   NOBEL LEARNING COMMUNITIES, INC. ANNOUNCES IMPROVED FIRST QUARTER EARNINGS
   --------------------------------------------------------------------------

West Chester, PA, November 14, 2005--Nobel Learning Communities, Inc. (NASDAQ:
NLCI), a leading for-profit provider of education and school management services for the pre-elementary through 12th grade market, reported improved financial results for the first quarter ended October 1, 2005.

First quarter fiscal 2006 net loss was $713,000 or $0.11 per share compared to fiscal 2005 net loss of $1,040,000 or $0.18 per share. First quarter revenues from continuing operations for fiscal 2006 were $37,502,000, an increase of 3.4% over the $36,276,000 reported for fiscal 2005. The Company ended the first quarter of fiscal 2006 with 150 schools, versus 151 schools for the comparable period in the prior year.

School gross profit for the first quarter of fiscal 2006 increased $385,000 to 7.5% of revenues, from 6.7% of revenues in the prior year. The improved operating results for first quarter fiscal 2006 resulted primarily from tuition increases of approximately 4.0% to 4.5%, improved school labor and operating expense management and lower interest expense, partially offset by higher general and administrative expense. The higher general and administrative expenses were due to increases in professional fees, consulting fees, and stock option expense, offset by lower salaries and benefits and recruiting fees.

The Company also reported that hurricane Wilma impacted its schools in South Florida, which represent approximately 7% of its schools. The Company expects that this event will negatively impact the Company's second quarter performance. While the Company does not believe that the effects of the hurricane(s) will have a material long term negative impact, the Company cannot be certain of the ongoing local economic impact and its effect on enrollments.

George Bernstein, President and Chief Executive Officer of Nobel Learning Communities stated, "The Company's financial performance continues to improve, with our best first quarter results in over 5 years. While we are encouraged by our improved school profit margin and overall financial performance, enrollments are lower than our expectations. We still need to stimulate our enrollments to reach our long term growth and performance objectives. We have identified several factors which we believe contributed to our enrollment gap versus our expectations, and we are initiating programs to improve enrollment in underperforming schools, which could show results later this year. We believe that our marketing programs that focus on increasing the number of leads for our schools combined with out parent centered sales model could begin to improve our enrollments later in the fiscal year.

We continue to strengthen our balance sheet. We have maintained a healthy cash position while lowering our debt versus both the first quarter of last year and the end of fiscal 2005. We also opened one new pre-school in the quarter. We intend to look at growth opportunities for the Company and are confident that fiscal 2006 will continue our momentum in building long term stockholder value."

Nobel Learning Communities, Inc. operates 150 schools in 13 states, consisting of private pre-elementary, elementary, middle, specialty high schools and schools for learning challenged children clustered within established regional learning communities.

Except for historical information contained in this press release, the information in this press release consists of forward looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Potential risks and uncertainties include changes in market demand, market condition and competitive activities, and the acceptance of newly developed and converted schools. Other risks and uncertainties are discussed in the Company's filings with the SEC. These statements are based only on management's knowledge and expectations on the date of this press release. The Company will not necessarily update these statements or other information in this press release based on future events or circumstances.

                        Nobel Learning Communities, Inc.
                      Consolidated Statements of Operations
         For the First Quarter Ended October 1, 2005 and October 2, 2004
                  (In thousands except earnings per share data)

                                                               For the Quarter Ended
                                                            ----------------------------
                                                             October 1,      October 2,
                                                                2005            2004
                                                            ------------    ------------
Revenues                                                    $     37,502    $     36,276
                                                            ------------    ------------
Gross profit                                                       2,809           2,424

General and administrative expenses                                3,522           3,288
                                                            ------------    ------------
Operating loss                                                      (713)           (864)

Interest expense                                                     396             708

Other (income) expense                                               (47)            (54)
                                                            ------------    ------------
Loss from continuing operations before income tax benefit         (1,062)         (1,518)

Income tax benefit                                                  (415)           (577)
                                                            ------------    ------------
Loss from continuing operations                                     (647)           (941)

Loss from discontinued operations, net of tax benefit                (66)            (99)
                                                            ------------    ------------
Net loss                                                            (713)         (1,040)
Preferred stock dividends                                            101             180
                                                            ------------    ------------
Net loss available to common stockholders'                  $       (814)   $     (1,220)
                                                            ============    ============

Weighted average shares                                            7,457           6,642
Basic and Diluted loss per share:
Loss from continuing operations                             $      (0.10)   $      (0.17)
Loss from discontinued operations                                  (0.01)          (0.01)
                                                            ------------    ------------
Loss per share                                              $      (0.11)   $      (0.18)
                                                            ============    ============

                                                               As of           As of
                                                             October 1,       July 2,
Selected Balance sheet data:                                    2005            2005
---------------------------------------------------------   ------------    ------------
Cash and cash equivalents                                   $      4,391    $      2,925
Property and equipment, net                                       25,173          26,007
Goodwill and intangible assets, net                               36,882          36,937
Total debt                                                        14,876          15,461
Stockholders' equity                                        $     37,011    $     37,390

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